EXHIBIT 99.1


FOR IMMEDIATE RELEASE
                                                   CONTACT
                                                   -------
                                                   DEBRA DIMARIA
                                                   CHIEF FINANCIAL OFFICER
                                                   516-535-3681
                                                   DEBRAD@PROGINET.COM


         PROGINET ANNOUNCES FIRST QUARTER FINANCIAL RESULTS FOR FY 2004
                         AND ANNUAL SHAREHOLDER MEETING

GARDEN CITY, NY- NOVEMBER 25, 2003
Proginet Corporation (OTCBB:PRGF), a global leader in the security software market, today announced the financial results for the quarter ended October 31, 2003.

Total revenues for the three months ended October 31, 2003 increased by 10.6% amounting to $1,342,695, compared to total revenues of $1,213,665 in fiscal 2003. Software sales and license revenues amounted to $359,773, an increase of 22% compared to $294,794 for the same period in fiscal 2003. Software maintenance fees and other increased by 7% amounting to $982,922 compared to software maintenance fees and other of $918,871 in the prior year period. The Company reported a net loss of $202,695 compared to a net loss of $210,247 for the three months ended October 31, 2003 and 2002, respectively.

"We view the first quarter as a transitional period as this is the first full quarter that SIFT was generally available. Based on the current sales pipeline, we are enthusiastic about the revenue opportunities SIFT brings to Proginet and expect to return to profitability in the upcoming fiscal 2004 quarters." said Kevin M. Kelly, President and CEO.


                              FINANCIAL HIGHLIGHTS

                               QUARTER ENDED OCTOBER 31,2003   QUARTER ENDED OCTOBER 31,2002
                               -----------------------------   -----------------------------
Software sales and license revenue     $ 359,773                        $ 294,794
Software maintenance fees and other      982,922                          918,871
Net loss                                (202,695)                        (210,247)
Loss per share                              (.02)                            (.02)
Cash flows from operations                (7,742)                         169,706

                               QUARTER ENDED OCTOBER 31,2003      YEAR ENDED JULY 31,2003
                               -----------------------------      -----------------------
Cash and cash equivalents             $  857,938                        $1,176,627
Total assets                           6,383,129                         6,552,341
Total liabilities                      1,948,723                         1,915,240
Total stockholders' equity             4,434,406                         4,637,101


ANNUAL SHAREHOLDER MEETING
Proginet Corporation's annual shareholder meeting is being held today at the offices of Proginet Corporation, 200 Garden City Plaza, Suite 220, Garden City, NY 11530, 516-535-3600 at 5:00 pm. Should you have any questions regarding the annual shareholder meeting, please contact Nancy Gluck at (516) 535-3683.


ABOUT PROGINET CORPORATION
Proginet Corporation is a publicly traded, global security software company specializing in secure data transfer and password management enterprise solutions. Proginet products span every business sector of the economy and deliver fast implementation for all major platforms, operating systems and application environments for enterprise computing. Proginet products are used by hundreds of Fortune 1000 companies worldwide.

         Proginet Corporation is headquartered in Garden City, New York.

          sales@proginet.com   Telephone: 516-535-3600    www.proginet.com.
          ------------------                              -----------------


                          (C)2003 Proginet Corporation.

                                     * * * *

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Expression of future goals and similar expressions reflecting something other than historical fact involve risks and uncertainties. The actual results the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties